Exhibit 99.B(i)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

February 15, 2008

The Victory Variable Insurance Funds

3435 Stelzer Road

Columbus, Ohio 43219

Re:                          The Victory Variable Insurance Funds

Post-Effective Amendment No. 14

File Nos. 333-62051; 811-8979

Gentlemen:

We hereby consent to the reference to our firm as counsel in the above-referenced Amendment and to the incorporation by reference of our opinion dated April 27, 2000 as an exhibit to this Amendment.

Very truly yours,

Kramer Levin Naftalis & Frankel LLP

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